Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		James Ivey, CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(303) 925-9200 Fax: (303) 290-8309
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners, L.P. Reports 2006 Second Quarter Results

DENVER—August 3, 2006—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported net income of $14.1 million for the three months ended June 30, 2006, compared to net income of $0.7 million for the second quarter of 2005. For the six months ended June 30, 2006, the Partnership reported net income of $28.0 million compared to net income of $4.9 million for the six months ended June 30, 2005.

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended June 30, 2006, DCF was $29.7 million, compared to $7.6 million for the three months ended June 30, 2005. For the six months ended June 30, 2006, DCF was $53.3 million, compared to $20.0 million for the six months ended June 30, 2005. A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.

On July 26, 2006, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.92 per unit for the second quarter of 2006.  This is an increase of $0.05 per unit, or 5.8% over the previous quarter distribution and an increase of $0.12 per unit, or 15.0% over the second quarter 2005 distribution.  The increase also represents the twelfth increase in the fifteen quarters of operation since our first full quarter of operation and also represents a compound annual growth rate of 15% for our distributions to our unitholders.  The second quarter distribution will be paid on August 14, 2006 to unitholders of record as of August 7, 2006.

“We are pleased to report record earnings and distributable cash flow,” said Frank Semple, President and CEO.  “These results clearly reflect the benefits of our recent acquisitions as well as the organic growth from our existing businesses.  Last week our board approved a $0.05 per unit distribution increase.  The $0.92 per unit quarterly distribution represents a 15% increase over the second quarter 2005 and results in a very strong 1.6 times distribution coverage ratio (including the associated GP and IDR requirements).  We are also pleased to announce the extension of our hedging program through 2007 and the increase in our 2006 capital budget for internal growth projects from the previously announced $48 million to $92 million, with approximately $24 million having been spent through June 30.  While we will continue to aggressively pursue accretive acquisitions, what is most exciting to me about our performance is that we have now reached the point where organic growth alone, supported by internally generated cash flow, should enable us to achieve our stated goal of 10 percent annual per unit distribution growth for the foreseeable future.”

The change in net income in the second quarter of 2006, compared to the same period for 2005, was primarily attributable to:

•                                          The second quarter of 2006 compared to the same period in 2005 was characterized by improved results of operations at every business segment.  Segment operating income increased by $27.9 million.  We completed the Javelina acquisition on November 1, 2005, and these assets contributed $12.2 million of segment operating income.  For our Southwest Business Unit, consisting of our East Texas, Oklahoma and Other Southwest segments, our combined operating income increased by $12.8 million.  A portion of this increase was due to the Carthage Gas Plant and NGL pipeline beginning operations in the first quarter of 2006.  In addition, we experienced increased gathering volumes at each of our Carthage, Appleby and Western Oklahoma gathering systems as well as higher NGL prices, which had a positive effect on second quarter earnings.

•                                          For our investment in Starfish Pipeline Company, we reported equity income of $1.2 million and accrued a partial insurance recovery of $1.3 million (included in miscellaneous income), an increase of $1.6 million compared to 2005.

•                                          Selling, general and administrative expense increased by $2.7 million.  This is related to several factors including a $0.9 million one-time charge to terminate the old headquarters lease; labor costs related to additional personnel from the Partnership’s growth; higher insurance premiums; and reduced professional fees.  Non-cash compensation expense attributable to the Participation Plan and Phantom units increased by $0.6 million, from $1.1 million to $1.7 million.

•                                          Consistent with our previous announcements that we would not be applying hedge accounting treatment for these items, we reported a mark-to-market loss of $6.4 million for our 2006/2007 derivative instruments.   This is a non-cash adjustment, and as such does not affect distributable cash flow.   We also reported realized losses of $0.5 million for the quarter, and as a result derivative activity decreased net income by $6.9 million for the period.

•                                          Interest expense (including amortization of deferred financing costs, a component of interest expense) was $6.5 million higher in 2006 over 2005 respectively, primarily attributable to higher debt levels associated with the Javelina and Starfish acquisitions and related financing activities.

The Partnership will host a conference call on Tuesday, August 8, 2006, at 2:00 p.m. (MDT) to review its 2006 second quarter earnings.  Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time:  (866) 249-6463.  A replay of the call will be available through August 15, 2006 by dialing (800) 405-2236 and entering the following passcode: 11066683#.  To access the webcast, please visit our website at www.markwest.com.

###

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  These forward-looking statements, which in many instances can be identified by words like “may,” “will,” “should,” “expects,” “plans,” “believes” and other comparable words, involve risks and uncertainties that affect our operations, financial performance and other factors, as discussed in our filings with the Securities and Exchange Commission.  Although we believe that the expectations reflected in the forward-looking statements, including those referring to future performance, growth, cash flow, distributions, or other factors, are reasonable, we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K, as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings.

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

MarkWest Energy Partners, L.P.
Financial Statistics
(Unaudited, in thousands)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Statement of Operations Data
Revenues	$135,379	$102,960	$292,122	$192,597
Operating expenses:
Purchased product costs	76,178	73,862	176,975	134,647
Plant operating expenses and other expenses	15,465	11,360	29,459	20,691
Selling, general and administrative expenses	8,988	6,311	17,326	10,950
Depreciation	7,384	4,576	14,557	8,902
Amortization of intangible assets	4,027	2,095	8,043	4,190
Accretion of asset retirement obligation	26	9	51	19
Total operating expenses	112,068	98,213	246,411	179,399

Income from operations	23,311	4,747	45,711	13,198
Other income (expense):
Earnings from unconsolidated affiliates	1,228	990	2,173	990
Interest income	259	63	479	130
Interest expense	(10,714)	(4,558)	(21,690)	(8,232)
Amortization of deferred financing costs	(826)	(497)	(1,634)	(972)
Miscellaneous income (expense)	1,515	(74)	3,607	(178)
Income before Texas Margin Tax	14,773	671	28,646	4,936
Provision for Texas Margin Tax	(679)	—	(679)	—
Net income	$14,094	$671	$27,967	$4,936

Interest in net income:
General partner	$818	$286	$1,646	$205
Limited partners	$13,276	$385	$26,321	$4,731

Net income per limited partner unit:
Basic	$1.03	$0.04	$2.04	$0.44
Diluted	$1.03	$0.04	$2.04	$0.44

Weighted average units outstanding:
Basic	12,879	10,643	12,876	10,643
Diluted	12,938	10,677	12,930	10,675

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$37,845	$(1,768)	$78,880	$15,754
Investing activities	$(31,349)	$(15,494)	$(46,859)	$(73,050)
Financing activities	$(12,226)	$15,281	$(31,033)	$46,236

Other Financial Data
Distributable cash flow	$29,685	$7,648	$53,323	$19,975

	June 30, 2006	December 31, 2005
Balance Sheet Data
Working capital	$(10,756)	$11,944
Total assets	$1,039,041	$1,046,093
Total debt	$594,088	$604,000
Partners’ capital	$312,136	$307,175
Total debt to book capitalization	66%	66%

MarkWest Energy Partners, L.P.
Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Operating Data:
Southwest:
East Texas
Gathering systems throughput (Mcf/d)	375,000	323,000	360,000	305,000
NGL product sales (gallons)	40,461,000	26,222,000	75,897,000	50,596,000

Oklahoma
Foss Lake gathering systems throughput (Mcf/d)	84,500	70,000	86,100	69,000
Arapaho NGL product sales (gallons)	19,615,000	16,457,000	38,032,000	31,674,000

Other
Appleby gathering systems throughput (Mcf/d)	33,600	32,000	33,600	30,000
Other gathering systems throughput (Mcf/d)	21,900	16,000	20,500	17,000
Lateral throughput volumes (Mcf/d)	93,600	91,000	71,500	72,000

Appalachia:
Natural gas processed for a fee (Mcf/d)	197,000	192,000	201,000	200,000
NGLs fractionated for a fee (Gal/day)	450,000	421,000	450,000	441,000
NGL product sales (gallons)	10,468,000	10,154,000	20,951,000	20,919,000

Michigan:
Natural gas processed for a fee (Mcf/d)	5,800	6,800	5,200	6,900
NGL product sales (gallons)	1,394,000	1,493,000	2,843,000	3,056,000
Crude oil transported for a fee (Bbl/d)	14,900	14,200	14,600	14,200

Gulf Coast:
Natural gas processed for a fee (Mcf/d)	130,000	NA	125,000	NA
NGLs fractionated for a fee (Gal/day)	1,128,000	NA	1,086,000	NA

MarkWest Energy Partners, L.P.
Segment Operating Income and Reconciliation to Net Income
(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended June 30, 2006
Revenue	$31,591	$47,926	$22,270	$18,309	$3,288	$18,896	$142,280

Segment operating expenses:
Purchased product costs	10,156	37,022	17,815	10,347	838	—	76,178
Facility expenses	4,278	1,466	1,601	3,474	1,480	3,166	15,465
Depreciation, amortization, impairment and accretion	3,992	746	1,045	901	1,180	3,573	11,437
Total segment operating expenses	18,426	39,234	20,461	14,722	3,498	6,739	103,080

Segment operating income (loss)	$13,165	$8,692	$1,809	$3,587	$(210)	$12,157	$39,200

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three Months Ended June 30, 2005
Revenue	$19,112	$43,362	$22,302	$15,233	$3,191	$—	$103,200

Segment operating expenses:
Purchased product costs	6,517	38,847	18,987	8,660	851	—	73,862
Facility expenses	2,731	1,146	955	5,113	1,415	—	11,360
Depreciation, amortization, impairment and accretion	3,213	556	914	828	1,169	—	6,680
Total segment operating expenses	12,461	40,549	20,856	14,601	3,435	—	91,902

Segment operating income (loss)	$6,651	$2,813	$1,446	$632	$(244)	$—	$11,298

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005
Reconciliation of Segment Operating Income to Net Income
Total segment operating income	$39,200	$11,298
Derivatives not allocated to segments	(6,901)	(240)
Selling, general and administrative expenses	(8,988)	(6,311)
Income from operations	$23,311	$4,747

Earnings from unconsolidated affiliates	1,228	990
Interest income	259	63
Interest expense	(10,714)	(4,558)
Amortization of deferred financing costs	(826)	(497)
Miscellaneous income (expense)	1,515	(74)
Texas Margin Tax	(679)	—
Net income	$14,094	$671

MarkWest Energy Partners, L.P.
Segment Operating Income and Reconciliation to Net Income
(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Six Months Ended June 30, 2006:
Revenue:	$64,079	$110,194	$47,730	$36,443	$6,485	$33,852	$298,783

Segment operating expenses:
Purchased product costs	23,324	92,347	39,238	20,457	1,609	—	176,975
Facility expenses	7,952	3,545	2,952	6,815	3,083	5,112	29,459
Depreciation, amortization, impairment and accretion	7,887	1,464	2,069	1,744	2,354	7,133	22,651
Total segment operating expenses	39,163	97,356	44,259	29,016	7,046	12,245	229,085

Segment operating income (loss)	$24,916	$12,838	$3,471	$7,427	$(561)	$21,607	$69,698

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Six Months Ended June 30, 2005:
Revenue	$33,914	$80,651	$40,457	$31,376	$6,346	$—	$192,744

Segment operating expenses:
Purchased product costs	10,114	71,322	33,714	17,913	1,584	—	134,647
Facility expenses	5,066	2,074	1,963	8,870	2,718	—	20,691
Depreciation, amortization, impairment and accretion	6,294	1,082	1,766	1,645	2,324	—	13,111
Total segment operating expenses	21,474	74,478	37,443	28,428	6,626	—	168,449

Segment operating income (loss)	$12,440	$6,173	$3,014	$2,948	$(280)	$—	$24,295

	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

Reconciliation of Segment Operating Income to Net Income
Total segment operating income	$69,698	$24,295
Derivatives not allocated to segments	(6,661)	(147)
Selling, general and administrative expenses	(17,326)	(10,950)
Income from operations	$45,711	$13,198

Earnings from unconsolidated affiliates	2,173	990
Interest income	479	130
Interest expense	(21,690)	(8,232)
Amortization of deferred financing costs	(1,634)	(972)
Miscellaneous income (expense)	3,607	(178)
Texas Margin Tax	(679)	—
Net income	$27,967	$4,936

Mark West Energy Partners, L.P.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net income	$14,094	$671	$27,967	$4,936
Depreciation, amortization and accretion	11,437	6,680	22,651	13,111
Amortization of deferred financing costs	826	497	1,634	972
Non-cash earnings from unconsolidated affiliates	(1,228)	(351)	(2,173)	(351)
Contributions to unconsolidated affiliates, net of expansion capital expenditures	(2,961)	—	(5,338)	—
Non-cash compensation expense	1,717	1,198	3,146	2,434
Non-cash derivative activity	6,424	(11)	6,723	(62)
Other	—	3	—	—
Gain on sale of property, plant and equipment	(10)	(13)	(296)	(24)
Sustaining capital expenditures	(614)	(1,026)	(991)	(1,041)
Distributable cash flow	$29,685	$7,648	$53,323	$19,975

Sustaining capital expenditures	614	1,026	991	1,041
Expansion capital expenditures	11,006	14,481	23,789	30,345
Total capital expenditures	$11,620	$15,507	$24,780	$31,386

Distributable cash flow	$29,685	$7,648	$53,323	$19,975
Contributions to unconsolidated affiliates, net of expansion capital expenditures	2,961	—	5,338	—
Sustaining capital expenditures	614	1,026	991	1,041
Increase (decrease) in receivables	3,154	(2,956)	33,559	7,836
Increase (decrease) in receivables from affiliates	(92)	1,647	3,866	3,430
(Increase) decrease in inventories	(6,570)	290	(8,533)	221
(Increase) decrease in other current assets	(3,044)	(167)	(3,239)	(24)
Increase in accounts payable, accrued liabilities and other liabilities	7,083	(9,703)	(9,783)	(15,676)
Increase (decrease) in payables to affiliates	3,375	447	2,679	(1,049)
Deferred Texas Margin Tax	679	—	679	—
Net cash provided by operating activities	$37,845	$(1,768)	$78,880	$15,754